	Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com

FOR IMMEDIATE RELEASE	Media Contact:	Lesly Cardec
(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS

            FORT LAUDERDALE, Fla., April 26, 2011 — SFN Group, Inc. (NYSE: SFN) today announced financial results for the first quarter ended March 27, 2011.

SFN Group president and CEO Roy Krause commented, “We continued to focus on growth among our targeted customer segments and improved our adjusted EBITDA margin 90 basis points year over year in the first quarter.  Demand for services within our industry continues to be solid and we remain committed to our strategy of driving profitable revenue growth among our targeted customer segments.”

FINANCIAL HIGHLIGHTS

•         First quarter 2011 revenues were $500 million compared with $463 million in the first quarter of last year, an increase of 8.1%.

•         Earnings from continuing operations in the first quarter 2011 were $2.7 million, or $0.05 per diluted share, compared with a loss of $3.2 million or ($0.06) per share, in the prior year.

•         Adjusted earnings from continuing operations (defined below) in the first quarter were $2.7million, or $0.05 per diluted share, compared with an adjusted loss from continuing operations in the same prior year period of $1.8 million, or ($0.03) per share.

•         Adjusted EBITDA (defined below) in the first quarter was $9.7 million, or 1.9% of revenues, compared with $4.6 million, or 1.0% of revenues, in the prior year.

•         Operating cash flow in the first quarter was $6.0 million and total debt was $6.1 million at the end of the period.  Availability under the credit facility was $151.2 million as of the end of the quarter.

Krause continued, “We generated solid operating cash flow during the quarter and have a strong balance sheet to support our growth initiatives.  We further invested in sales and recruiting staff in the first quarter to capitalize upon organic growth opportunities and through our focus on operating effectiveness are committed to increasing our adjusted EBITDA margins to be between 3.5% and 3.9% for full year 2011.”

FIRST QUARTER OPERATING PERFORMANCE

In the first quarter, Professional Services revenues were up 8.8% compared with the same prior year period.  Professional Services represented 47.7% of total Company revenues and experienced growth, in particular, in finance & accounting staffing, permanent placement and recruitment process outsourcing. Gross profit margin of 25.3% was up 260 basis points from the same period last year, primarily as a result of increased pay/bill spreads and growth in higher margin services. Segment operating profit was $7.1 million in the first quarter, or 3.0% of revenues, compared with $3.8million, or 1.7% in the prior year.

Staffing Services revenues increased 7.4% year over year in the first quarter compared with the same period last year.  Gross profit margin increased 50 basis points compared with last year primarily as a result of increased pay/bill spreads and lower workers’ compensation costs, partially offset by higher payroll taxes.  SG&A was 13.5% of revenue in the first quarter 2011, down from 14.5% in the same prior year period, reflecting continued productivity gains.  Segment operating profit increased to $3.0 million or 1.2% of revenues, compared with a loss of $1.1 million or (0.4%) of revenues in the first quarter of last year.

SHARE REPURCHASES

During the first quarter, the Company purchased approximately 655,000 of its common shares at an average price of $12.67 per share. Under its existing authorization, the Company may purchase up to an average of 50,000 shares per week or 2.6 million shares on an annual basis.

OUTLOOK

Revenue trends in the first three weeks of April are consistent with anticipated year over year growth of between 2.5% and 4.5% in the second quarter. Based on continued growth in our business, particularly within our higher margin services, we expect to improve our operating leverage and increase our adjusted EBITDA margin in the second quarter 2011 by approximately 50 to 60 basis points compared with the same period in 2010.

INVITATION TO CONFERENCE CALL

Management will host its conference call on April 27, 2011 at 9:00 a.m. Eastern time to discuss information contained in this release. The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1092

The conference call leader is Roy Krause

The pass code: SFN Group First Quarter Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Website: www.sfngroup.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.sfngroup.com.

ABOUT SFN GROUP, Inc.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 65 years.

With approximately 560 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 170,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – our business is cyclical, as a result of a significant downturn in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse effect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Self-Insurance programs - unexpected changes in claim trend in our self-insured workers’ compensation and benefit plans may negatively impact our financial condition and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly.  These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

SFN Group, Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).   Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items.  Items excluded from the calculation of adjusted earnings (loss) from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives.  Adjusted EBITDA from continuing operations (or adjusted EBITDA) is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 27,	March 28,
	2011	2010
Revenues(1)	$500,436	$463,127
Cost of services	401,681	378,867
Gross profit(2)	98,755	84,260
Selling, general and administrative expenses	92,082	84,693
Amortization of intangibles	1,548	1,907
Interest expense	912	1,461
Interest income	(45)	(31)
Restructuring and other charges	-	2,328
	94,497	90,358

Earnings (loss) from continuing operations before income taxes	4,258	(6,098)
Income tax (expense) benefit	(1,566)	2,922

Earnings (loss) from continuing operations	2,692	(3,176)
Earnings from discontinued operations, net of tax	-	-
Net earnings (loss)	$2,692	$(3,176)

Earnings (loss) per share, Basic and Diluted:
Earnings (loss) from continuing operations	$0.05	$(0.06)
Earnings from discontinued operations	-	-
	$0.05	$(0.06)

Weighted-average shares used in computation of earnings (loss) per share:
Basic	52,726	51,766
Diluted	55,459	51,766

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	March 27,	December 26,
Assets	2011	2010
Current Assets:
Cash and cash equivalents	$16,818	$18,478
Receivables, less allowance for doubtful accounts of $3,289 and $3,382, respectively	280,410	291,691
Deferred tax asset	26,298	26,974
Other current assets	10,992	9,930
Total current assets	334,518	347,073
Property and equipment, net of accumulated depreciation of $157,329 and $154,465, respectively	38,766	40,179
Deferred tax asset	110,704	110,000
Goodwill	31,073	31,073
Trade names and other intangibles, net	59,270	60,810
Other assets	23,154	23,073
	$597,485	$612,208

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving line of credit	$3,580	$2,592
Accounts payable and other accrued expenses	88,382	100,129
Accrued salaries, wages and payroll taxes	67,316	68,157
Accrued insurance reserves	21,601	21,501
Accrued income tax payable	461	1,016
Other current liabilities	6,018	7,832
Total current liabilities	187,358	201,227
Long-term debt, net of current portion	2,513	2,422
Accrued insurance reserves	16,062	18,214
Deferred compensation	18,269	17,559
Other long-term liabilities	2,557	2,910
Total liabilities	226,759	242,332
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized,
2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,479,967 and 14,683,747 shares, respectively	(104,815)	(102,006)
Additional paid-in capital	851,830	851,023
Accumulated deficit	(380,625)	(383,317)
Accumulated other comprehensive income	3,683	3,523
Total stockholders' equity	370,726	369,876
	$597,485	$612,208

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

RECONCILIATION OF ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO NET EARNINGS(LOSS)

	Three Months Ended
	March 27,	March 28,
	2011	2010
Adjusted earnings (loss) from continuing operations	$2,692	$(1,758)
Restructuring and other charges, net of tax benefit	-	(1,418)
Earnings (loss) from continuing operations	2,692	(3,176)
Earnings from discontinued operations, net of tax	-	-
Net earnings (loss)	$2,692	$(3,176)

Per share-Diluted amounts:
Adjusted earnings (loss) from continuing operations	$0.05	$(0.03)
Restructuring and other charges, net of tax benefit	-	(0.03)
Earnings (loss) from continuing operations	0.05	(0.06)
Earnings from discontinued operations, net of tax	-	-
Net earnings (loss)	$0.05	$(0.06)
Weighted-average shares used in computation of earnings (loss) per share	55,459	51,766

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended
	March 27,	March 28,
	2011	2010
Adjusted EBITDA from continuing operations	$9,737	$4,552
Interest income	45	31
Interest expense	(912)	(1,461)
Restructuring and other charges	-	(2,328)
Depreciation and amortization	(4,612)	(6,892)
Earnings (loss) from continuing operations before income taxes	4,258	(6,098)
Income tax (expense) benefit	(1,566)	2,922
Earnings (loss) from continuing operations	$2,692	$(3,176)
Adjusted EBITDA as a percentage of revenue	1.9%	1.0%

SFN GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended
	March 27,	December 26,	March 28,
	2011	2010	2010
Revenues:
Professional Services	$238,805	$254,404	$219,575
Staffing Services	261,631	294,759	243,552
Segment revenue	$500,436	$549,163	$463,127
Gross profit:
Professional Services	$60,472	$71,825	$49,947
Staffing Services	38,283	49,864	34,313
Segment gross profit	$98,755	$121,689	$84,260
Segment SG&A:
Professional Services	$(53,389)	$(57,455)	$(46,140)
Staffing Services	(35,256)	(41,142)	(35,403)
Segment SG&A	$(88,645)	$(98,597)	$(81,543)
Segment operating profit (loss):
Professional Services	$7,083	$14,370	$3,807
Staffing Services	3,027	8,722	(1,090)
Segment operating profit	10,110	23,092	2,717
Unallocated corporate costs	(3,437)	(2,832)	(3,150)
Amortization of intangibles	(1,548)	(2,104)	(1,907)
Interest expense	(912)	(1,159)	(1,461)
Interest income	45	37	31
Restructuring and other charges	-	-	(2,328)
Earnings (loss) from continuing operations before income taxes	$4,258	$17,034	$(6,098)
MEMO:
Gross profit margin:
Professional Services	25.3%	28.2%	22.7%
Staffing Services	14.6%	16.9%	14.1%
Total SFN Group, Inc.	19.7%	22.2%	18.2%
Segment SG&A:
Professional Services	22.4%	22.6%	21.0%
Staffing Services	13.5%	14.0%	14.5%
Total SFN Group, Inc.	17.7%	18.0%	17.6%
Segment operating profit (loss):
Professional Services	3.0%	5.6%	1.7%
Staffing Services	1.2%	3.0%	(0.4%)
Total SFN Group, Inc.	2.0%	4.2%	0.6%
Segment revenue per billing day:
Professional Services	$3,731	$4,070	$3,458
Staffing Services	$4,088	$4,716	$3,835
Total SFN Group, Inc. (1)	$7,819	$8,787	$7,293
Supplemental Cash Flow and Other Information:
Operating cash flow	$6,039	$46,460	$3,715
Capital expenditures	$1,241	$1,575	$510
Depreciation and amortization	$4,612	$6,112	$6,892
DSO	45	43	45
Billing Days	64.0	62.5	63.5
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended
	March 27, 2011	December 26, 2010	March 28, 2010
Professional Services
Revenues by Skill:
Information Technology	$124,622	$130,741	$117,994
Finance & Accounting	44,870	47,888	35,036
Administration	14,851	14,981	13,961
Other	54,462	60,794	52,584
Segment Revenues	$238,805	$254,404	$219,575
Revenues by Service:
Temporary Staffing	$188,714	$197,305	$172,740
Outsourcing & Other	42,206	49,595	42,395
Permanent Placement	7,885	7,504	4,440
Segment Revenues	$238,805	$254,404	$219,575
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	22.8%	25.6%	22.3%
Outsourcing & Other	22.6%	27.8%	16.4%
Permanent Placement	100.0%	100.0%	100.0%
Total Professional Services	25.3%	28.2%	22.7%
Revenues per billing day by Skill: (1)
Information Technology	$1,947	$2,092	$1,858
Finance & Accounting	$701	$766	$552
Administration	$232	$240	$220
Other	$851	$973	$828
Revenues per billing day by Service: (1)
Temporary Staffing	$2,949	$3,157	$2,720
Outsourcing & Other	$659	$794	$668
Permanent Placement	$123	$120	$70
Staffing Services
Revenues by Skill:
Clerical	$146,596	$163,074	$138,893
Light Industrial	115,035	131,685	104,659
Segment Revenues	$261,631	$294,759	$243,552
Revenues by Service:
Temporary Staffing	$259,548	$292,994	$241,694
Permanent Placement	2,083	1,765	1,858
Segment Revenues	$261,631	$294,759	$243,552
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	13.9%	16.4%	13.4%
Permanent Placement	100.0%	100.0%	100.0%
Total Staffing Services	14.6%	16.9%	14.1%
Revenues per billing day by Skill: (1)
Clerical	$2,291	$2,609	$2,187
Light Industrial	$1,797	$2,107	$1,648
Revenues per billing day by Service: (1)
Temporary Staffing	$4,055	$4,688	$3,806
Permanent Placement	$33	$28	$29
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.